UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 15, 2011

Commission File Number	Exact name of registrant as specified in its charter, state of incorporation, address of principal executive offices, and telephone number	I.R.S. Employer Identification Number
1-3274	FLORIDA POWER CORPORATION d/b/a PROGRESS ENERGY FLORIDA, INC. 299 First Avenue North St. Petersburg, Florida 33701 Telephone: (727) 820-5151 State of Incorporation: Florida	59-0247770

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	OTHER EVENTS

(a) UNDERWRITING AGREEMENT. The Registrant has entered into an Underwriting Agreement, dated August 15, 2011, by and among the Registrant and Barclays Capital Inc., Citigroup Global Markets Inc. and Goldman, Sachs & Co., as representatives of the several underwriters, in connection with the offering of $300,000,000 aggregate principal amount of the Registrant’s First Mortgage Bonds, 3.10% Series due 2021, registered with the Securities and Exchange Commission on Form S-3 (Reg. No. 333-155418-01). A copy of the Underwriting Agreement is filed herewith as Exhibit 1.

(b) FIFTIETH SUPPLEMENTAL INDENTURE. The Registrant has entered into a Fiftieth Supplemental Indenture, dated as of August 1, 2011, to its Indenture, dated January 1, 1944, as supplemented, (the “Mortgage”), with The Bank of New York Mellon, as successor Trustee, in connection with the issuance of the Registrant’s First Mortgage Bonds, 3.10% Series due 2021. A copy of the Fiftieth Supplemental Indenture to the Mortgage is filed herewith as Exhibit 4.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description

1	Underwriting Agreement, dated August 15, 2011, by and among the Registrant and Barclays Capital Inc., Citigroup Global Markets Inc. and Goldman, Sachs & Co., as representatives of the several underwriters.

4	Fiftieth Supplemental Indenture, dated as of August 1, 2011, to the Registrant’s Indenture, dated January 1, 1944, as supplemented, with The Bank of New York Mellon, as successor Trustee.

5	Opinion of R. Alexander Glenn as to legality of the Securities issued by the Registrant

23	Consent of R. Alexander Glenn to the filing of Exhibit 5 herewith (included in his opinion filed as Exhibit 5)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLORIDA POWER CORPORATION d/b/a PROGRESS ENERGY FLORIDA, INC.

Registrant

By:	/s/ Mark M. Mulhern
Mark M. Mulhern
Senior Vice President and
Chief Financial Officer

Date: August 18, 2011